Exhibit 4.46

EXECUTION VERSION

THIS DEED OF NOVATION AND VARIATION (“Deed”) dated August 11, 2026 is made between:

PARTIES

(1)

Forseven Limited incorporated and registered in England and Wales with company number 13981815 whose registered office is at Suite 1, 7th Floor 50 Broadway, London, United Kingdom, SW1H 0DB (“Forseven”);

(2)

McLaren Automotive Limited incorporated and registered in England and Wales with company number 01967717 whose registered office is at Mclaren Technology Centre, Chertsey Road, Woking, Surrey, GU21 4YH (“MAL”); and

(3)

NIO Technology (Anhui) Co.，Ltd. incorporated and registered in the People’s Republic of China whose registered office is at Building F, Hengchuang Intelligent Technology Park, No. 3963, Susong Road, Economic and Technological Development Zone, Hefei City, Anhui Province, PRC (“NIO”),

each being a “party” and together being the “parties”.

RECITALS

(A)	Forseven and NIO are parties to the Contract.
(B)	The parties wish to vary the terms of the Contract as detailed in this Deed, and with effect from the Amendment Date.
(C)

Forseven and MAL are part of the same corporate group, both being subsidiaries of McLaren Group Holdings Limited. As at the date of this Deed, that corporate group is undergoing an internal restructuring which is intended to result in the business and assets of Forseven being transferred to MAL (the “Business Transfer”), following which Forseven is expected to be dissolved.

(D)	The parties wish to novate the Contract such that MAL is substituted for Forseven on the terms of the Contract, to be effective on completion of the Business Transfer.
(E)	MAL has agreed to perform all Forseven’s obligations under the Contract with effect from the Novation Date on the terms of this Deed.

WHEREBY IT IS AGREED as follows:

1.	Definitions and interpretation
1.1

In this Deed, expressions defined in the Contract and used in this Deed have the meaning set out in the Contract unless otherwise defined. The rules of interpretation set out in the Contract apply to this Deed.

1.2	In addition, in this Deed, the following terms shall have the meanings set out below:
1.2.1	Amendment Date means;
1.2.2	Business Transfer Confirmation Notice means a written notice from a Board Director of MAL to NIO certifying that the Business Transfer has taken effect;

EXECUTION VERSION

1.2.3	Contract means the Technology Licence Agreement between Forseven and NIO dated 26 February 2024; and
1.2.4	Novation Date means the date of the Business Transfer Confirmation .
2.	Novation
2.1

Each of MAL and Forseven warrant to NIO that the Business Transfer Confirmation Notice served pursuant to this Deed will be dated with the date on which the Business Transfer actually took effect such that the novation of the Contract pursuant to this Deed takes effect on the date the Business Transfer took effect.

2.2	With effect from the Novation Date, Forseven;
2.2.1

by way of novation, irrevocably and unconditionally novates and transfers all its rights, obligations and liabilities under and in connection with the Contract (whether arising before, on or after the Novation Date) to MAL; and

2.2.2	releases and discharges NIO from all liabilities and obligations to Forseven under the Contract.
2.3	With effect from the Novation Date, MAL, by way of novation:
2.3.1

accepts the novation and transfer of all of Forseven’s rights, obligations and liabilities under and in connection with the Contract, whether arising before, on or after the Novation Date, in accordance with clause 2.1;

2.3.2

undertakes, on and from the Novation Date, to perform the Contract and to be bound by the terms of the Contract as if it were the original party to it in place of Forseven, irrespective of whether such performance and undertaking relates to rights, obligations and liabilities arising before, on or after the Novation Date; and

2.3.3	agrees to be liable to NIO for such performance (as described in clause 2.3.2 above).
2.4	With effect from the Novation Date, NIO:
2.4.1

irrevocably and unconditionally consents to the transfer, by way of novation, of all of Forseven’s rights, obligations and liabilities under and in connection with the Contract to MAL in accordance with clause 2.2

2.4.2	releases and discharges Forseven from all liabilities and obligations to NIO under the Contract;
2.4.3

irrevocably and unconditionally undertakes, on and from the Novation Date, to perform the Contract and be bound by its terms in every way as if MAL were the original party to it in place of Forseven irrespective of whether such performance and undertaking relates to rights, obligations and liabilities arising before, on or after the Novation Date; and

2.4.4	agrees to be liable to MAL for such performance (as described in clause 2.4.3 above).
3.	Variation

EXECUTION VERSION

3.1	With effect from the Amendment Date MAL and NIO agree that the Contract will be amended as set out in Schedule 1.
3.2

With effect from the Novation Date, immediately following the novation and transfer of the Contract in accordance with clause 2 above all references to Forseven in the Contract (including any reference to the “parties” or a “party” which is intended to or understood as referring to Forseven) shall be read and construed as references to MAL.

3.3

With effect from the Novation Date, all references to “Licensed Affiliate” in the Contract (as amended pursuant to Clause 4.1 and Schedule 1) shall be deemed deleted, and all rights and obligations of the “Licensed Affiliate” shall be deemed assumed by the Licensee (i.e. McLaren Automotive Limited) as the sole Licensee under the Agreement.

3.4	Except as set out in clause 3.1, clause 3.2 and Schedule 1, the Contract will continue in full force and effect.
3.5	To the extent there is any conflict between the terms of the Contract and this Deed, the terms of this Deed will prevail.
4.	Counterparts
4.1

This Deed may be executed in any number of separate counterparts, each of which when executed and delivered shall be an original, and such counterparts taken together shall constitute one and the same Deed. No counterpart shall be effective until each party has delivered a duly executed counterpart to each other party.

5.	Entire Agreement
5.1

The parties agree that this Deed constitutes the entire agreement between them and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral in respect of its subject matter. Each party acknowledges and agrees that in entering into this Deed it has not relied on, and hereby waives any rights or remedies it may have in relation to, any oral or written statements, collateral or other warranties, assurances, undertakings or representations which were made by or on behalf of any other party in relation to the subject matter of this Deed at any time prior to its signature, other than those which are expressly stated in this Deed. For the avoidance of doubt, nothing in this clause 6.1 shall exclude or restrict the liability of a party arising out of fraud or fraudulent misrepresentation.

6.	Further assurance
6.1	Each of the parties shall, at the reasonable request of any other party, perform all acts and sign, execute, and deliver all Deeds and documents for the purpose of giving full effect to this Deed.
7.	Variation
7.1	No variation of this Deed shall be valid or effective unless it is in writing, refers to this Deed and is duly signed or executed (as the case may be) by, or on behalf of, each of the parties.
8.	Third Party Rights
8.1	No one other than a party to this Deed shall have any right to enforce any of its provisions.

EXECUTION VERSION

9.	Governing law & Jurisdiction
9.1

This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of Singapore, excluding the application of its conflict of law rules.

9.2

In the event of any disputes arising out of or relating to this Deed, the party claiming that the dispute has arisen must give written notice to the other party (the “Notice of Dispute”) and parties shall seek resolution through amicable negotiation. If negotiation fails after 10 Business Days of one party issuing the Notice of Dispute, any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of three arbitrators. The seat of the arbitration shall be Singapore. The arbitration proceedings shall be conducted in English. The arbitration award shall be final and binding upon the parties.

9.3

Without prejudice to any other rights or remedies that the other party may have, each party acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Deed by them. Accordingly, each party shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Deed.

AS WITNESS the hands of the parties hereto or their duly authorised agents the day and year first above written.

[Signature page overleaf]

EXECUTION VERSION

SIGNATORIES

Executed as DEED by Forseven Limited by a duly authorised Director:		Signature:	/s/ Authorized Signatory

		Name:	Authorized Signatory

In the presence of a witness:

Signature:	[***]

Name:	[***]

Address:	[***]

Occupation:	[***]

Executed as DEED by McLaren Automotive Limited by a duly authorised Director:		Signature:	/s/ Authorized Signatory

		Name:	Authorized Signatory

In the presence of a witness:

Signature:	[***]

Name:	[***]

Address:	[***]

Occupation:	[***]

Executed as DEED by NIO Technology (Anhui) Co., Ltd. by a duly authorised Director:		Signature:	/s/ Authorized Signatory

		Name:	Authorized Signatory

In the presence of a witness:

Signature:	[***]

Name:	[***]

Address:	[***]

Occupation:	[***]

EXECUTION VERSION

Schedule 1

Contract Amendments

1.	Add a new clause 1.19A to read: “Licensed Affiliate” means McLaren Automotive Limited (a company incorporated and registered in England and Wales with company number 01967717).
2.

Amend clause 1.17 to read:

“IPR Claim” means any Claim brought by a Third Party that the provision or Use by the LICENSEE, the Licensed Affiliate, or any SUB-LICENSEE of the Licensed Technology in accordance with the terms of this Agreement infringes the Intellectual Property Rights of such Third Party.

3.

Amend clause 1.41 to read:

“SUB-LICENSEE” means a Specific Supplier to whom LICENSEE or any of the Licensed Affiliate has granted a sublicense of the rights in the Licensed Technologies granted to it under this Agreement in accordance with Section 5.4, which shall include any Specific Suppliers to which LICENSEE or the Licensed Affiliate provides NIO’s Intellectual Property Rights or Confidential Information (whether or not such Specific Supplier has separately received such Intellectual Property Rights or Confidential Information from NIO).

4.

Amend clause 2.1 to read:

The Parties are engaged in a collaboration (the “Project”) which, amongst other things, will entail:

2.1.1  NIO providing and licensing the Licensed Technologies in the SEV Platforms to LICENSEE and the Licensed Affiliate for Use in Licensed Products in accordance with Section 5.1 and providing LICENSEE and the Licensed Affiliate with information and reasonable assistance to the extent necessary for LICENSEE and the Licensed Affiliate to utilise the Licensed Technologies in accordance with general industry practice; and

2.1.2  NIO’s willingness to provide LICENSEE and the Licensed Affiliate with opportunities to acquire relevant hardware for use in the SEV Platforms in the Licensed Products, provided that while NIO shall use reasonable endeavours to facilitate the LICENSEE’s and the Licensed Affiliate’s engagement of suppliers of relevant hardware and take the steps set out in Section 4.4 in respect of Core Technologies, NIO does not guarantee that any such suppliers will agree to supply hardware to LICENSEE or the Licensed Affiliate.

5.

Amend Clause 4.5 to read:

The Parties agree that LICENSEE and the Licensed Affiliate may only use the Licensed Technologies to produce vehicle models which are sold or marketed:

4.5.1  under one LICENSEE brand (or a brand of the Licensed Affiliate), which LICENSEE shall notify to NIO as soon as reasonably practicable, with an MSRP of

EXECUTION VERSION

over USD $50,000 (excluding tax), provided that this shall include any region-specific variations of such designated brand;

4.5.2  under any additional LICENSEE brand or brand of the Licensed Affiliate:

1)    with an MSRP of over USD $100,000 (excluding tax); or

2)    provided LICENSEE has obtained NIO’s prior written consent to production of such vehicle model under such additional LICENSEE brand or brand of the Licensed Affiliate, with an MSRP between USD $50,000 and USD $100,000 (excluding tax),

(each such vehicle model that incorporates all or part of the Licensed Technologies, a “Licensed Product”). For the purpose of this Section 4.5, a LICENSEE brand or brand of the Licensed Affiliate includes a brand used by LICENSEE or the Licensed Affiliate but where Intellectual Property Rights in such brand are owned by another Affiliate of LICENSEE.

6.

Amend Clause 5.1 to read:

NIO hereby grants to LICENSEE and the Licensed Affiliate a non-exclusive, non-transferable, non-sublicensable (except as permitted under Section 5.2.3 and 5.4), worldwide licence to Use the Licensed Technologies, during the Licence Term, on the terms and conditions stipulated in this Agreement, for the Licensed Purpose only.

7.

Amend Clause 5.2 to read:

In relation to any Licensed Software provided by NIO under this Agreement, the licence that NIO grants to LICENSEE and the Licensed Affiliate under Section 5.1 with respect to the Licensed Software shall be limited by the following restraints:

5.2.1  NIO will provide Licensed Software in object code form only;

5.2.2  LICENSEE shall not (and shall procure that the Licensed Affiliate shall not) attempt to derive or use the source code of such object code by any means, such as decompiling, disassembling, reverse engineering, or any other means, except that for the avoidance of doubt, LICENSEE and the Licensed Affiliate shall be entitled to integrate and interface the Licensed Software with its own software and systems (including in the Licensed Products), but shall not amend or modify the Licensed Software, and NIO shall provide the LICENSEE with all applicable interface documentation which NIO has in its possession to assist the LICENSEE and the Licensed Affiliate in this regard; and

5.2.3  for the purpose of manufacturing, selling, offering to sell, importing and/or exporting the Licensed Product, LICENSEE and the Licensed Affiliate may reproduce, transmit and distribute the Licensed Software to Third Parties, provided that: (1) the Licensed Software is provided in object code only; (2) the Licensed Software is provided only as part of the Licensed Product(s); and (3) LICENSEE or the Licensed Affiliate must enter into a licence agreement with any such Third Party that is consistent with or provide at least the same level of protection as NIO’s Intellectual Property Rights and Confidential Information under this Agreement.

8.	In Clause 5, all references to “LICENSEE” are amended to read “LICENSEE and/or the Licensed Affiliate”.

EXECUTION VERSION

9.	In Clauses 8, 9, 10, 11, 12 and 15, all references to “LICENSEE” are amended to read “LICENSEE and/or the Licensed Affiliate”.
10.

Amend clause 21 to read:

21.1  Subject to Section 21.2, no one other than a Party to this Agreement, their successors and permitted assignees, shall have any right to enforce any of its terms.

21.2  Where this Agreement grants any right or benefit to the Licensed Affiliate, any losses or damages suffered by the Licensed Affiliate (an “Affiliate Loss”) that would be recoverable by MAL under this Agreement, and the parties agree such Affiliate Loss shall be recoverable by MAL from NIO in accordance with the terms of this Agreement.